The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

July 2018

Preliminary Pricing Supplement

Dated July 31, 2018

Registration Statement No. 333-204908

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated April 29, 2016 and
Product Supplement dated March 28, 2018)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Contingent Income Auto-Callable Securities with Daily Coupon Observation (the “securities”) offer the opportunity for investors to earn a contingent payment with respect to each observation period during which the closing price of each underlying fund is equal to or greater than 80% of its initial price, which we refer to as its coupon barrier level, on each trading day during the applicable observation period. If the closing price of any underlying fund is less than its coupon barrier level on any trading day during an observation period, you will not receive any contingent payment for that observation period. In addition, if the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels on the last day of an observation period (each, an “observation end date”) other than the final valuation date, the securities will be automatically redeemed, as applicable, for an amount per security equal to the stated principal amount plus any contingent payment otherwise payable with respect to the related observation period. If, however, on an observation end date, the closing price of any underlying fund is less than its call threshold level, the securities will not be redeemed. Furthermore, if the final price of any underlying fund is less than its downside threshold level on the final valuation date, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying fund with the lowest underlying return as compared to the other underlying funds (the “worst performing underlying fund”) over the term of the securities, and in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying funds and must be willing to accept the risk of not receiving any contingent payments over the term of the securities. Because all payments on the securities are based on the worst performing underlying fund, a decline beyond the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying fund will result in few or no contingent payments and/or a loss of a significant portion and, in extreme situations, all of your initial investment even if each other underlying fund appreciated or has not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire approximately 2.5-year term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying funds:

Shares of The Financial Select Sector SPDR® Fund (Bloomberg Ticker: “XLF”)

Shares of The Consumer Staples Select Sector SPDR® Fund (Bloomberg Ticker: “XLP”)

Shares of The Utilities Select Sector SPDR® Fund (Bloomberg Ticker: “XLU”)

References in the accompanying product supplement to an “underlying equity” shall mean the underlying funds.

Aggregate principal amount:	$●
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	Approximately August 1, 2018
Original issue date:	Approximately August 6, 2018 (3 business days after the pricing date). We expect to deliver the securities against payment on or about the third business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Maturity date:	Approximately February 4, 2021, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any observation end date other than the final valuation date, the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related observation end date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period.
Contingent payment:

•          If the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during an observation period, we will pay a contingent payment of $0.30 (equivalent to 12.00% per annum of the stated principal amount) per security on the related contingent payment date.

•          If the closing price of any underlying fund is less than its respective coupon barrier level on any trading day during an observation period, we will not pay a contingent payment with respect to that observation period.

Observation end dates:	Approximately November 1, 2018, February 1, 2019, May 1, 2019, August 1, 2019, November 1, 2019, February 3, 2020, May 1, 2020, August 3, 2020, November 2, 2020 and February 1, 2021, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “ — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to February 1, 2021 as the final valuation date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the observation end dates (including the final valuation date and maturity date) to ensure that the stated term of the securities remains the same.
Contingent payment dates:	Three business days following the applicable observation end date on which the applicable observation period ends, except that the coupon payment date for the final observation period will be the maturity date.
Observation Period:	The first observation period will consist of each day from but excluding the pricing date to and including the first observation end date. Each subsequent observation period will consist of each day from but excluding the prior observation end date to and including the next following observation end date. References in the accompanying product supplement to one or more “valuation periods” shall mean the observation periods for purposes of the market disruption event provisions in the accompanying product supplement.
Payment at maturity:	• If the final price of all of the underlying funds are equal to or greater than their respective downside threshold levels:		the stated principal amount plus any contingent payment otherwise payable on the maturity date.
	• If the final price of any underlying fund is less than its downside threshold level:		a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying fund.
Underlying return:	The quotient, expressed as a percentage of the following formula: (final price − initial price) / initial price
Initial price:

$[•], which is the closing price of the shares of The Financial Select Sector SPDR® Fund on the pricing date

$[•], which is the closing price of the shares of The Consumer Staples Select Sector SPDR® Fund on the pricing date

$[•], which is the closing price of the shares of The Utilities Select Sector SPDR® Fund on the pricing date

The initial price of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Worst performing underlying fund:	The underlying fund with the lowest underlying return as compared to any other underlying fund
Call threshold level:

$[•], which is equal to 100% of the initial price of the shares of The Financial Select Sector SPDR® Fund

$[•], which is equal to 100% of the initial price of the shares of The Consumer Staples Select Sector SPDR® Fund

$[•], which is equal to 100% of the initial price of the shares of The Utilities Select Sector SPDR® Fund

The call threshold level of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Coupon barrier level:

$[•], which is equal to 80% of the initial price of the shares of The Financial Select Sector SPDR® Fund

$[•], which is equal to 80% of the initial price of the shares of The Consumer Staples Select Sector SPDR® Fund

$[•], which is equal to 80% of the initial price of the shares of The Utilities Select Sector SPDR® Fund

The coupon barrier level of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement

Downside threshold level:

$[•], which is equal to 80% of the initial price of the shares of The Financial Select Sector SPDR® Fund

$[•], which is equal to 80% of the initial price of the shares of The Consumer Staples Select Sector SPDR® Fund

$[•], which is equal to 80% of the initial price of the shares of The Utilities Select Sector SPDR® Fund

The downside threshold level of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Final price:	The closing price of each underlying fund on the final valuation date
CUSIP / ISIN:	90281A678 / US90281A6780
Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network.
Calculation Agent:	UBS Securities LLC
Commissions and issue level:		Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security		100%	2.00%(a)	97.50%
+0.50%(b)
2.50%
Total		$•	$•	$•

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $0.25 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.20 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management by the agent or its affiliates. See “Supplemental information regarding plan of distribution (conflicts of interest) ".

The estimated initial value of the securities as of the pricing date is expected to be between $9.184 and $9.484. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated March 28, 2018	Prospectus dated April 29, 2016

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

▪	Prospectus dated April 29, 2016: http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm
▪	Product Supplement dated March 28, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000091412118000545/ub36815252-424b2.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated April 29, 2016 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated March 28, 2018.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

July 2018	Page 2

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Investment Summary

The Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021 based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund, which we refer to as the securities, provide an opportunity for investors to earn a contingent payment, which will be an amount equal to $0.30 (equivalent to 12.00% per annum of the stated principal amount) per security, with respect to each observation period on which the closing prices of all of the underlying funds are equal to or greater than 80% of their respective initial prices, which we refer to as the coupon barrier levels, on each trading day during the applicable observation period. The contingent payment, if any, will be payable on the relevant contingent payment date, which is the third business day after the related observation end date. It is possible that the closing prices of one or more of the underlying funds could remain less than their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent payments.

If the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels on any of the observation end dates other than the final valuation date, the securities will be automatically redeemed for an early redemption amount equal to the stated principal amount plus any contingent payment otherwise payable with respect to the related observation period. If the securities have not previously been redeemed and the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels and the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period, the payment due at maturity will be the stated principal amount plus the contingent payment otherwise payable with respect to the final observation period. If the securities have not previously been redeemed and the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels but the closing price of any underlying fund is less than its coupon barrier level on a trading day during the final observation period, the payment due at maturity will be equal to the stated principal amount. If, however, the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund, for an amount equal to the stated principal amount plus the stated principal amount times the underlying return of the worst performing underlying fund. The value of such cash payment will be less than 80% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying funds.

July 2018	Page 3

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent payment equal to $0.30 (equivalent to 12.00% per annum of the stated principal amount) per security, with respect to each observation period on which the closing prices of all of the underlying funds are equal to or greater than 80% of their respective initial prices, which we refer to as the coupon barrier levels, on each trading day for the applicable observation period. The securities may be redeemed prior to maturity for an early redemption amount equal to the stated principal amount per security plus any contingent payment otherwise payable with respect to the related observation period. The payment at maturity will vary depending on the final prices, as follows:

Scenario 1

On any observation end date other than the final valuation date, the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels.

▪      The securities will be automatically redeemed for an early redemption amount equal to the stated principal amount plus any contingent payment otherwise payable with respect to the related observation period. The related contingent payment will be paid only if all of the closing prices for all of the underlying funds were equal to or greater than their respective coupon barrier levels on each trading day during the applicable observation period.

▪      Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels on the final valuation date and the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period.

▪      The payment due at maturity will be the stated principal amount plus the contingent payment otherwise payable on the maturity date.

▪      Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels. However, the closing price of at least one underlying fund is less than its respective coupon barrier level on any trading day during the final observation period.

▪      The payment due at maturity will be the stated principal amount.

▪      Investors will not participate in any appreciation of the underlying funds from their respective initial prices and will not receive a contingent payment on the maturity date.

Scenario 4

The securities are not automatically redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level and coupon barrier level.

▪      The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund, for an amount equal to the stated principal amount plus the stated principal amount times the underlying return of the worst performing underlying fund.

▪      Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing price of any underlying fund is less than its respective coupon barrier level on any trading day during the applicable observation period. The securities will not be subject to an early redemption if the closing price of any underlying fund is less than its respective call threshold level on an observation end date. If the securities are not redeemed prior to the final valuation date, you will lose a significant portion and, in extreme situations, all of your initial investment at maturity if the final price of any underlying fund is less than its respective downside threshold level.

July 2018	Page 4

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying funds.
▪	You understand and accept that an investment in the securities is linked to the worst performing underlying fund and not a basket of the underlying funds and that you will be exposed to the market risk of each underlying fund on each trading day during the term of the securities.
▪	You believe the closing price of each underlying fund will be equal to or greater than its coupon barrier level on each trading day during the term of the securities.
▪	You believe the final price of each underlying fund will be equal to or greater than its downside threshold level.
▪	You accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the worst performing underlying fund.
▪	You understand and accept that you will not participate in any appreciation in the price of any underlying fund and that any potential positive return is limited to any contingent payments.
▪	You can tolerate fluctuations in the prices of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying funds.
▪	You would be willing to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels and contingent payment specified on the cover hereof.
▪	You are willing to forgo any dividends paid on the underlying funds and you do not seek guaranteed current income from this investment.
▪	You are willing to invest in securities that may be redeemed prior to the maturity date and you are otherwise willing to hold such securities to maturity, a term of approximately 2.5 years, and accept that there may be little or no secondary market.
▪	You understand and are willing to accept the risks associated with the underlying funds.
▪	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
▪	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.
▪	You require an investment designed to provide a full return of principal at maturity.
▪	You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying funds.
▪	You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying fund and not a basket of the underlying funds and that you will be exposed to the market risk of each underlying fund on each trading day during the term of the securities.
▪	You believe that the closing price of any underlying fund will decline during the term of the securities and is likely to close below its respective coupon barrier level on any trading day during the term of the securities.
▪	You believe that the closing price of any underlying fund is likely to close below its downside threshold level on the final valuation date.
▪	You cannot accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the worst performing underlying fund.
▪	You seek an investment that participates in the full appreciation in the prices of the underlying funds or that has unlimited return potential.
▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying funds.
▪	You would be unwilling to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels or contingent payment specified on the cover hereof.
▪	You prefer to receive the dividends paid on the underlying funds or you seek guaranteed current income from this investment.
▪	You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or to hold such securities to maturity, a term of approximately 2.5 years or you seek an investment for which there will be an active secondary market.
▪	You do not understand and are not willing to accept the risks associated with the underlying funds.
▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

July 2018	Page 5

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final prices.

Diagram #1: Observation End Dates Other Than The Final Valuation Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

July 2018	Page 6

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the applicable pricing supplement):

Hypothetical Initial Price: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$30.00 $50.00 $55.00
Hypothetical Call Threshold Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$30.00, which is 100% of the initial price $50.00, which is 100% of the initial price $55.00, which is 100% of the initial price
Hypothetical Coupon Barrier Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$24.00, which is 80% of the initial price $40.00, which is 80% of the initial price $44.00, which is 80% of the initial price
Hypothetical Downside Threshold Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$24.00, which is 80% of the initial price $40.00, which is 80% of the initial price $44.00, which is 80% of the initial price
Hypothetical Quarterly Contingent Payment:*	$0.30 per security (equivalent to 12.00% per annum of the stated principal amount)
Stated Principal Amount:	$10.00 per security

In Examples 1, 2 and 3, the closing prices of the underlying funds fluctuate over the term of the securities and the closing prices of the underlying funds are equal to or greater than the hypothetical respective call threshold levels on one of the first nine observation end dates. Because the closing prices of the underlying funds are equal to or greater than their respective call threshold levels on one of the first nine observation end dates, the securities are automatically redeemed on the related contingent payment date. In Examples 4 and 5, the closing price of at least one underlying fund on each of the first nine observation end dates is less than its respective call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Observation Periods	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount
#1	A. $25.00 (at or above coupon barrier level) B. $32.00 (at or above call threshold level)	A. $42.00 (at or above coupon barrier level) B. $55.00 (at or above call threshold level)	A. $48.00 (at or above coupon barrier level) B. $60.00 (at or above call threshold level)	—*	$10.30	A. $24.50 (at or above coupon barrier level) B. $29.00 (below call threshold level)	A. $41.00 (at or above coupon barrier level) B. $45.00 (below call threshold level)	A. $45.00 (at or above coupon barrier level) B. $54.00 (below call threshold level)	$0.30	N/A
#2	N/A	N/A	N/A	N/A	N/A	A. $20.00 (below coupon barrier level) B. $25.00 (below call threshold level)	A. $41.00 (at or above coupon barrier level) B. $49.00 (below call threshold level)	A. $44.50 (at or above coupon barrier level) B. $52.00 (below call threshold level)	$0	N/A
#3	N/A	N/A	N/A	N/A	N/A	A. $25.00 (at or above coupon barrier level) B. $36.00 (at or above call threshold level)	A. $42.50 (at or above coupon barrier level) B. $60.00 (at or above call threshold level)	A. $48.00 (at or above coupon barrier level) B. $66.00 (at or above call	—*	$10.30

July 2018	Page 7

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund threshold level)
#4 - #9	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final valuation date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

* The early redemption amount includes any unpaid contingent payment with respect to the observation end date on which the closing prices for the underlying funds are equal to or greater than their respective call threshold levels and the securities are redeemed as a result.

▪	In Example 1, the securities are automatically redeemed following the first observation end date as the closing prices of all of the underlying funds on the first observation end date are equal to or greater than their respective call threshold levels. As the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the first observation period, you receive an early redemption amount of $10.30, which includes the stated principal amount plus the contingent payment with respect to the first observation period. You receive the early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment = $10.00 + $0.30 = $10.30

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Your total return per security in this example is $10.30 (a 3.00% total return on the securities).

▪	In Example 2, the securities are automatically redeemed following the third observation end date as the closing prices of all of the underlying funds on the third observation end date are equal to or greater than their respective call threshold levels. As the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the first observation period, you receive the contingent payment of $0.30 with respect to the first observation period. As the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the third observation period, you receive an early redemption amount of $10.30, which includes the stated principal amount plus the contingent payment with respect to the third observation period. You receive the early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment = $10.00 + $0.30 = $10.30

In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Further, although all of the underlying funds have appreciated by 20% from their respective initial prices on the third observation end date, you receive only $10.30 per security and do not benefit from such appreciation. Your total return per security in this example is $10.60 (a 6.00% total return on the securities).

Example 3
Observation Periods	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount
#1	A. $22.00 (below coupon barrier level) B. $31.00 (at or above call threshold level)	A. $42.00 (at or above coupon barrier level) B. $53.00 (at or above call threshold level)	A. $48.00 (at or above coupon barrier level) B. $62.00 (at or above call threshold level)	$0.00	$10.00
#2	N/A	N/A	N/A	N/A	N/A
#3	N/A	N/A	N/A	N/A	N/A
#4 - #9	N/A	N/A	N/A	N/A	N/A
Final valuation date	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A

July 2018	Page 8

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

▪	In Example 3, the securities are automatically redeemed following the first observation end date as the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels on the first observation end date. As the lowest closing price of one of the underlying funds is less than its respective coupon barrier level on a trading day during the first observation period, you will not receive a contingent payment for the first observation period. Following the first observation end date, you receive an early redemption amount of $10.00. You receive the early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payments = $10.00 + $0.00 = $10.00

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. Further, although all of the underlying funds have appreciated from their respective initial prices to the third observation end date, you will not receive a contingent payment with respect to the third observation period because the closing price of at least one of the underlying funds was less than its respective coupon barrier level on a trading day during the third observation period. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Your total return per security in this example is $10.00 (a 0.00% total return on the securities).

	Example 4					Example 5
Observation Periods	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount
#1	A. $22.00 (below coupon barrier level) B. $25.00 (below call threshold level)	A. $38.00 (below coupon barrier level) B. $42.00 (below call threshold level)	A. $30.00 (below coupon barrier level) B. $45.00 (below call threshold level)	$0	N/A	A. $20.00 (below coupon barrier level) B. $26.00 (below call threshold level)	A. $37.50 (below coupon barrier level) B. $45.00 (below call threshold level)	A. $40.00 (below coupon barrier level) B. $47.00 (below call threshold level)	$0	N/A
#2	A. $21.00 (below coupon barrier level) B. $26.00 (below call threshold level)	A. $42.00 (at or above coupon barrier level) B. $48.00 (below call threshold level)	A. $39.00 (below coupon barrier level) B. $43.00 (below call threshold level)	$0	N/A	A. $25.00 (at or above coupon barrier level) B. $26.00 (below call threshold level)	A. $35.00 (below coupon barrier level) B. $47.50 (below call threshold level)	A. $46.00 (at or above coupon barrier level) B. $49.00 (below call threshold level)	$0	N/A
#3	A. $22.50 (below coupon barrier level) B. $22.50 (below call threshold level)	A. $36.00 (below coupon barrier level) B. $42.00 (below call threshold level)	A. $35.00 (below coupon barrier level) B. $52.00 (below call threshold level)	$0	N/A	A. $20.00 (below coupon barrier level) B. $27.00 (below call threshold level)	A. $38.00 (below coupon barrier level) B. $48.00 (below call threshold level)	A. $37.50 (below coupon barrier level) B. $42.00 (below call threshold level)	$0	N/A
#4 - #9	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	$0	N/A	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	$0	N/A
Final Determination Date	A. $26.00 (at or above coupon barrier level) B. $27.00 (at or above downside threshold	A. $42.00 (at or above coupon barrier level) B. $45.00 (at or above downside threshold	A. $46.00 (at or above coupon barrier level) B. $56.00 (at or above downside threshold	—*	N/A	A. $19.00 (below coupon barrier level) B. $24.50 (at or above downside	A. $20.00 (below coupon barrier level) B. $20.00 (below downside	A. $45.00 (at or above coupon barrier level) B. $51.00 (at or above downside	$0	N/A

July 2018	Page 9

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

	level)	level)	level)	threshold level)	threshold level)	threshold level)
Payment at Maturity	$10.30			$4.00

*The final contingent payment, if any, will be paid at maturity.

Examples 4 and 5 illustrate the payment at maturity per security based on the final price.

▪	In Example 4, during each of the first through ninth observation periods, the closing price of at least one of the underlying funds is less than its respective coupon barrier level on a trading day during the applicable observation periods. As a result, you do not receive a contingent payment with respect to any of those observation periods. Also, the closing prices of at least one of the underlying funds is less than its respective call threshold level on every observation end date during the first through ninth observation end dates so the securities are not automatically redeemed prior to maturity. Because the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period, at maturity, you receive the stated principal amount plus a contingent payment with respect to the final observation period. Your payment at maturity is calculated as follows:

$10.00 + $0.30 = $10.30

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.30 per security at maturity. Your total return per security in this example is $10.30 (a 3.00% total return on the securities).

▪	In Example 5, the closing price of at least one of the underlying funds is less than its respective coupon barrier level on a trading day during each observation period throughout the term of the securities and the closing price of at least one of the underlying funds is less than its respective call threshold level on every observation end date. As a result, you do not receive any contingent payment during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final price of at least one of the underlying funds is less than its respective downside threshold level on the final valuation date, you are fully exposed to the decline in the worst performing underlying fund. Your payment at maturity is calculated as follows:

$10.00 + ($10.00 × Underlying Return of the Worst Performing Underlying Fund)

= $10.00 + ($10.00 × -60%)

= $4.00

In this example, because the final price of the worst performing underlying fund represents a 60.00% decline, you will receive a total cash payment per security equal to $4.00 (a 60.00% loss on the securities).

We make no representation or warranty as to which of the underlying funds will be the worst performing underlying fund for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final valuation date, you may lose a significant portion, and in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund over the term of the securities.

The securities will not pay a contingent payment if the closing price of any underlying fund is less than its respective coupon barrier level on any trading day during the applicable observation period. The securities will not be subject to an early redemption if the closing price of any underlying fund is less than its respective call threshold level on any observation end date.

You will be exposed to the market risk of each underlying fund on each trading day during the term of the securities (including the final valuation date) and any decline in the price of one underlying fund may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the price of any other underlying fund. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

July 2018	Page 10

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪	Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels on the final valuation date and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level on the final valuation date, you will lose a significant percentage of your principal amount equal to the underlying return of the worst performing underlying fund.
▪	Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current prices of all of the underlying funds are equal to or greater than their respective downside threshold levels.
▪	You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing price of any of the underlying funds on any trading day during an observation period is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such observation period. If this continues for each observation period during the term of the securities, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.
▪	Your potential return on the securities is limited and you will not participate in any appreciation of the underlying funds. The return potential of the securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying funds. In addition, your return on the securities will vary based on the number of observation periods for which the requirements of the contingent payment have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent payments or any other payment in respect of any observation periods after the applicable contingent payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the price of the worst performing underlying fund even though you cannot participate in any appreciation in the prices of the underlying funds. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the underlying funds.
▪	Higher contingent payment rates are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying funds reflects a higher expectation as of the pricing date that the final price of any one of the underlying funds could be less than its respective downside threshold level on the final valuation date of the securities. This greater expected risk will generally be reflected in a higher contingent payment rate for that security. However, while the contingent payment rate is set on the pricing date, an underlying fund’s volatility, and the correlation among the underlying funds, can change significantly over the term of the securities. The price of any one of the underlying funds for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.
▪	Reinvestment risk. The securities will be redeemed prior to maturity if the closing prices of all of the underlying funds are equal to or greater than their call threshold levels on any observation end date other than the final valuation date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing price of any one of the underlying funds is less than its call threshold level on any observation end date, which generally coincides with a period of greater risk of principal loss on your securities. The securities could be redeemed as early as the first contingent payment date, potentially limiting your investment to a term of approximately 3 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.
▪	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

July 2018	Page 11

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

▪	Market risk. The return on the securities, which may be positive or negative, is linked to the performance of each underlying fund and indirectly linked to the value of the underlying constituents on each trading day during the term of the securities. The price of each underlying fund can rise or fall sharply due to factors specific to such underlying fund or its underlying constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. We urge you to review information filed periodically by the issuers of the underlying fund (the “Underlying Fund Issuers”) with the SEC.
▪	You are exposed to the market risk of each underlying fund. Your return on the securities is not linked to a basket consisting of the underlying funds. Rather, it will be contingent upon the performance of each underlying fund. Unlike an instrument with a return linked to a basket of exchange traded funds (“ETFs”), indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying funds. Poor performance by any one underlying fund may negatively affect your return and will not be offset or mitigated by the performance of any other underlying fund. Accordingly, your investment is subject to the market risk of each underlying fund.
▪	Because the securities are linked to the performance of more than one underlying fund, there is an increased probability that you will not receive a contingent payment with respect to an observation period and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a contingent payment with respect to an observation period and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying fund if their terms are otherwise substantially similar. With a greater total number of underlying funds, it is more likely that the closing price or the final price of any underlying fund, as applicable, will be less than its respective coupon barrier level and/or downside threshold level during any observation period or on any observation end date (including the final valuation date). Therefore, it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying funds are not correlated to each other, the risk that the closing price or the final price, as applicable, of any underlying fund is less than its coupon barrier level or downside threshold level during any observation period or on any observation end date (including the final valuation date), is even greater.
▪	Fair value considerations.
o	The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the applicable pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the prices of the underlying funds, volatility of the underlying funds, any dividends paid on the underlying funds, the correlation among the underlying funds, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.
o	The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

July 2018	Page 12

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

▪	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying funds; the volatility of the underlying funds; any dividends paid on the underlying funds; the correlation among the underlying funds; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying funds will rise or fall and there can be no assurance that the closing price of each underlying fund will be equal to or greater than its coupon barrier level on any trading day during an observation period, or, if the securities are not redeemed prior to maturity, that the final price of each underlying fund will be equal to or greater than its downside threshold level. The prices of the underlying funds will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the underlying constituents (the “underlying constituent issuers”). You should be willing to accept the risks associated with the relevant markets tracked by the underlying funds in general and the underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.
▪	The Securities are subject to risks associated with the financial sector. The Financial Select Sector SPDR® Fund (the “XLF Fund”) seeks to track the performance of the Financial Select Sector Index, which is comprised of the stocks of companies representing the financial sector of the S&P 500® Index. The XLF Fund may be subject to increased price volatility as its holdings are concentrated in a single industry and may be more susceptible to economic, market, political or regulatory occurrences affecting that industry. Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of

July 2018	Page 13

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund financial institutions and markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts (“REITs”). Declining real estate values could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.

▪	The securities are subject to risks associated Mortgage Real Estate Investment Trusts (“mortgage REITs”). The securities are subject to risks associated with mortgage REITs because the XLF Fund may invest in mortgage REITs, which invest the majority of their assets in real estate mortgages, receive principal and interest payments from the owners of the mortgage properties and derive their income primarily from interest payments. Accordingly, Mortgage REITs are subject to the credit risk of the borrowers, which refers to the possibility that the borrower will be unable and/or unwilling to make timely interest payments and/or repay the principal on the loan to the Mortgage REIT when due. In the event of a default by a borrower, the Mortgage REIT may experience delays in enforcing its rights as a mortgagee and may incur substantial costs associated with protecting its investments. Mortgage REITs are subject to heavy cash flow dependency and, as a result, are particularly reliant on the proper functioning of the capital markets. Further, Mortgage REITs are dependent upon specialized management skills and their investments may not be diversified. Mortgage REITs are also subject to risks related to general and local economic conditions and the real estate market specifically, availability of mortgage funds, changes in interest rates, changes in property values, and borrower prepayment on underlying mortgage loans. In addition, a Mortgage REIT could fail to qualify for favorable tax or regulatory treatment.
▪	The securities are subject to risks associated with the consumer staples sector. The Consumer Staples Select Sector SPDR® Fund (the “XLP Fund”) seeks to track the performance of the Consumer Staples Select Sector Index, which is comprised of the stocks of companies representing the consumer staples sector of the S&P 500® Index. The XLP Fund has assets concentrated in the consumer staples sector, which means the XLP Fund will be more affected by the performance of the consumer staples sector than a fund that was more diversified. Consumer staples companies are subject to government regulation affecting their products which may negatively impact such companies' performance. For instance, government regulations may affect the permissibility of using various food additives and production methods of companies that make food products, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.
▪	The securities are subject to risks associated with the utilities sector. The Utilities Select Sector SPDR® Fund (the “XLU Fund”) seeks to track the performance of the Utilities Select Sector Index, which is comprised of the stocks of companies representing the utilities sector of the S&P 500® Index. All or substantially all of the equity securities held by the XLU Fund are issued by companies whose primary business is directly associated with the utilities sector. The XLU Fund's assets will be concentrated in the utilities sector, which means the XLU Fund will be more affected by the performance of the utilities sector than a fund that is more diversified. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities, and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company's earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company's equipment unusable or obsolete and negatively impact profitability.
▪	The underlying funds are ETFs and their values may not completely track the values of their underlying constituents. Although the trading characteristics and valuations of ETFs such as the underlying funds will usually mirror the characteristics and valuations of the underlying constituents, their values may not completely track the values of their underlying constituents. The values of the underlying funds will reflect transaction costs and fees that the underlying constituents do not have. In addition, although the underlying funds are currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying funds or that there will be liquidity in the trading market.

July 2018	Page 14

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

▪	Fluctuation of the net asset values “NAV”. The net asset values (the “NAV”) of the underlying funds may fluctuate with changes in the market value of the underlying constituents. The market prices of the underlying funds may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of the underlying funds and may adversely affect the liquidity and prices of the underlying funds, perhaps significantly. For any of these reasons, the market price of the underlying funds may differ from their NAV per share and may trade at, above or below their NAV per share.
▪	Failure of an underlying fund to track the level of its target index. While each underlying fund is designed and intended to track the level of a specific index (each, a “target index”), as specified under “Information About the Underlying funds”, various factors, including fees and other transaction costs, will prevent the underlying funds from correlating exactly with changes in the level of their respective target index. Accordingly, the performance of each underlying fund will not be equal to the performance of its target index during the term of the securities.
▪	The underlying funds utilize a passive indexing investment approach. The underlying funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying funds, each utilizing a “passive” or indexing investment approach, attempt to approximate the investment performance of their respective target indexes by investing in a portfolio of stocks that generally replicate such indexes. Therefore, unless a specific stock is removed from such indexes, the underlying funds generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, the underlying funds are each subject to the risk that the investment strategy of their respective investment advisers may not produce the intended results.
▪	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity. For antidilution and reorganization events affecting an underlying fund, the calculation agent may make adjustments to its initial price, coupon barrier level, downside threshold level and/or final price, as applicable, and any other term of the securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying fund. If an event occurs that does not require the calculation agent to make an adjustment, the market value of the securities and any payments on the securities, including the payment at maturity, may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document as necessary to achieve an equitable result. Following a delisting, discontinuance or other suspension from trading of an underlying fund, the determination as to whether the contingent payment is payable to you on any coupon payment date, whether the securities are subject to an early redemption or the amount you receive at maturity may be based on the share of another ETF or a replacement basket. The occurrence of these events and the consequent adjustments may materially and adversely affect the value of the securities and any payments on the securities, including your payment at maturity, if any. Regardless of any of the events discussed above, any payment on the securities is subject to the creditworthiness of UBS. For more information, see the sections “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.
▪	UBS cannot control actions by the underlying fund issuers and the underlying fund issuers have no obligation to consider your interests. UBS and its affiliates are not affiliated with the underlying fund issuers and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of their closing prices. None of the underlying fund issuers are involved in the securities offering in any way and none have an obligation to consider your interest as an owner of the securities in taking any actions that might affect the market value of, or any payments on, your securities.
▪	Potential UBS impact on an underlying fund or underlying constituent. Trading or transactions by UBS and/or its affiliates in an underlying fund or any underlying constituent, listed and/or over the counter options, futures, ETFs or other instruments with return linked to the performance of that underlying fund or any underlying constituent, may adversely affect the market price(s) or level(s) of that underlying fund during any observation period or on the final valuation date and, therefore, the market value of the securities and any payout to you of any contingent payments or at maturity.
▪	Potential conflict of interest. UBS and its affiliates may engage in business with any underlying constituent issuer, which may present a conflict between the obligations of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine whether the contingent payment is payable to you on any contingent payment date, whether the securities are subject to an early redemption and the payment at maturity of the securities, if any, based on observed closing prices of the underlying funds. The calculation agent can postpone the determination of the initial price, closing price or final price of any underlying fund (and therefore the related contingent payment date or maturity date, as applicable) if a

July 2018	Page 15

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund market disruption event occurs and is continuing, on the pricing date, an observation end date or any other trading day during the term of the securities.

As UBS determines the economic terms of the securities, including the contingent payment, call threshold levels, coupon barrier levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying funds to which the securities are linked.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the securities. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is over-indebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder.
▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation.

July 2018	Page 16

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Information about the Underlying Funds

All disclosures contained in this document regarding each underlying fund for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying fund. You should make your own investigation into each underlying fund.

Included on the following pages is a brief description of each underlying fund. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying fund. The information given below is for the specified calendar quarters. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical prices of the underlying fund as an indication of future performance.

The underlying funds are registered under the Securities Act of 1933, the Exchange Act and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the underlying fund issuers with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov. Information filed with the SEC by the underlying fund issuers can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

The Financial Select Sector SPDR® Fund

We have derived all information contained herein regarding the “XLF Fund” from publicly available information. Such information reflects the policies of, and is subject to change by, SSgA Funds Management, Inc., the investment adviser of the XLF Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLF Fund.

The XLF Fund is one of the separate investment portfolios (each, a “Select Sector SPDR Fund”) that constitute The Select Sector SPDR® Trust (the “Trust”). Each Select Sector SPDR Fund is an “index fund” that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500® Index (“S&P 500”). The Select Sector Indices upon which the Select Sector SPDR Funds are based together comprise all of the companies in the S&P 500. The XLF Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Financial Select Sector Index (its “target index”).

In seeking to track the performance of its target index, the XLF Fund employs a replication strategy, which means that the XLF Fund typically invests in substantially all of the securities represented in its target index in approximately the same proportions as its target index. Under normal market conditions, the XLF Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising its target index.

Its target index includes companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts (“Mortgage REITs”); consumer finance; thrifts and mortgage finance. Its target index is one of the Select Sector Indices developed and maintained in accordance with the following criteria: (1) each of the component securities in a Select Sector Index is a constituent company of the S&P 500 and (2) each Select Sector Index is calculated by Standard & Poor’s using a modified “market capitalization” methodology, which means that modifications may be made to the market capitalization weights of single stock concentrations in order to conform to the requirements of the Internal Revenue Code of 1986, as amended.

As of June 30, 2018, ordinary operating expenses of the XLF Fund are expected to accrue at an annual rate of 0.13% of the XLF Fund’s average daily net asset value. Expenses of the XLF Fund reduce the net value of the assets held by the XLF Fund and, therefore, reduce the value of each share of the XLF Fund. As of June 30, 2018, the XLF Fund’s five largest company holdings include: Berkshire Hathaway Inc. Class B (11.25%), JPMorgan Chase & Co. (11.11%), Bank of America Corporation (8.32%), Wells Fargo & Company (7.61%) and Citigroup Inc. (5.34%).

In making your investment decision you should review the prospectus related to the XLF Fund UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLF Fund Prospectus, and such information is not incorporated by reference in, and should not be considered part of, this document or any accompanying prospectus.

Shares of the XLF Fund are listed on the NYSE Arca under ticker symbol “XLF.” Information filed by The Select Sector SPDR® Trust with the SEC can be found by reference to its SEC file numbers: 333-57791 and 811-08837.

Information as of market close on July 30, 2018:

Bloomberg Ticker Symbol:	XLF	52 Week High (on January 26, 2018):	$30.17
Current Fund Price:	$28.15	52 Week Low (on September 5, 2017):	$24.24
52 Weeks Ago (on July 31, 2017):	$25.09

July 2018	Page 17

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the specified period. The closing price of the underlying fund on July 30, 2018 was $28.15 (its “hypothetical initial price”). The associated graph shows the closing prices of the underlying fund for each day from January 1, 2008 to July 30, 2018. The dotted lines represent its hypothetical downside threshold level and its hypothetical coupon barrier level of $22.52, and its hypothetical call threshold level of $28.15, which are equal to 80% and 100%, respectively, of its hypothetical initial price. The actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any trading day during the term of the securities.

The Financial Select Sector SPDR® Fund	High	Low	Period End
2014
First Quarter	$18.25	$16.67	$18.14
Second Quarter	$18.60	$17.28	$18.47
Third Quarter	$19.33	$17.99	$18.81
Fourth Quarter	$20.33	$17.90	$20.08
2015
First Quarter	$20.08	$18.68	$19.58
Second Quarter	$20.52	$19.56	$19.80
Third Quarter	$20.77	$18.09	$18.40
Fourth Quarter	$20.16	$18.41	$19.31
2016
First Quarter	$19.05	$15.99	$18.28
Second Quarter	$19.36	$17.42	$18.54
Third Quarter	$19.95	$18.17	$19.30
Fourth Quarter	$23.75	$19.21	$23.25
2017
First Quarter	$25.24	$22.95	$23.73
Second Quarter	$24.69	$22.90	$24.67
Third Quarter	$25.86	$23.88	$25.86
Fourth Quarter	$28.22	$26.05	$27.91
2018
First Quarter	$30.17	$26.82	$27.57
Second Quarter	$28.34	$26.36	$26.59
Third Quarter (through July 30, 2018)	$28.15	$26.48	$28.15

July 2018	Page 18

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund – Daily Closing Prices January 1, 2008 to July 30, 2018

July 2018	Page 19

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

The Consumer Staples Select Sector SPDR® Fund

We have derived all information contained herein regarding The Consumer Staples Select Sector SPDR® Fund (the “XLP Fund”) from publicly available information. Such information reflects the policies of, and is subject to change by, SSgA Funds Management, Inc., the investment adviser of the XLP Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLP Fund.

The XLP Fund is one of the separate investment portfolios (each, a “Select Sector SPDR Fund”) that constitute The Select Sector SPDR® Trust. Each Select Sector SPDR Fund is an “index fund” that invests in a particular sector or group of industries represented by a specified index (each, a “Select Sector Index”). The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500® Index (“S&P 500”). The Select Sector Indices upon which the Select Sector SPDR Funds are based together comprise all of the companies in the S&P 500. The XLP Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Consumer Staples Select Sector Index (its “target index”). Its target index measures the performance of the consumer staples sector of the U.S. equity market.

In seeking to track the performance of its target index, the XLP Fund employs a replication strategy, which means that the XLP Fund typically invests in substantially all of the securities represented in its target index in approximately the same proportions as its target index. Under normal market conditions, the XLP Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising its target index.

Its target index includes companies from the following industries: food & staples retailing; household products; food products; beverages; tobacco; and personal products. Its target index is one of the Select Sector Indices developed and maintained in accordance with the following criteria: (1) each of the component securities in a Select Sector Index is a constituent company of the S&P 500 and (2) each Select Sector Index is calculated by Standard & Poor’s using a modified “market capitalization” methodology, which means that modifications may be made to the market capitalization weights of single stock concentrations in order to conform to the requirements of the Internal Revenue Code of 1986, as amended.

As of June 30, 2018, ordinary operating expenses of the XLP Fund are expected to accrue at an annual rate of 0.13% of the XLP Fund’s average daily net asset value. Expenses of the XLP Fund reduce the net value of the assets held by the XLP Fund and, therefore, reduce the value of each share of the XLP Fund.

As of June 30, 2018, the XLP Fund’s five largest company holdings include: The Procter & Gamble Company (12.40%), The Coca-Cola Company (10.61%), PepsiCo Inc. (9.75%), Philip Morris International Inc. (7.93%) and Wal-Mart Stores Inc. (7.83%).

In making your investment decision you should review the prospectus related to the XLP Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLP Fund Prospectus, and such information is not incorporated by reference in, and should not be considered part of, this document or any accompanying prospectus.

Shares of the XLP Fund are listed on the NYSE Arca under ticker symbol “XLP.” Information filed by The Select Sector SPDR® Trust with the SEC can be found by reference to its SEC file numbers: 333-57791 and 811-08837.

Information as of market close on July 30, 2018:

Bloomberg Ticker Symbol:	XLP	52 Week High (on January 26, 2018):	$58.71
Current Fund Price:	$53.32	52 Week Low (on May 3, 2018):	$48.98
52 Weeks Ago (on July 31, 2017):	$55.32

July 2018	Page 20

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the specified period. The closing price of the underlying fund on July 30, 2018 was $53.32 (its “hypothetical initial price”). The associated graph shows the closing prices of the underlying fund for each day from January 1, 2008 to July 30, 2018. The dotted lines represent its hypothetical downside threshold level and its hypothetical coupon barrier level of $42.66, and its hypothetical call threshold level of $53.32, which are equal to 80% and 100%, respectively, of its hypothetical initial price. The actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any trading day during the term of the securities.

The Consumer Staples Select Sector SPDR® Fund	High	Low	Period End
2014
First Quarter	$43.06	$39.88	$43.06
Second Quarter	$45.67	$42.75	$44.62
Third Quarter	$45.61	$43.11	$45.11
Fourth Quarter	$49.46	$44.09	$48.49
2015
First Quarter	$50.21	$47.95	$48.74
Second Quarter	$49.75	$47.57	$47.60
Third Quarter	$50.82	$45.70	$47.19
Fourth Quarter	$51.26	$47.19	$50.49
2016
First Quarter	$53.26	$48.27	$53.05
Second Quarter	$55.15	$51.77	$55.15
Third Quarter	$55.75	$52.68	$53.21
Fourth Quarter	$52.87	$50.25	$51.71
2017
First Quarter	$55.42	$51.44	$54.58
Second Quarter	$57.33	$54.49	$54.94
Third Quarter	$55.86	$53.92	$53.98
Fourth Quarter	$57.00	$52.57	$56.89
2018
First Quarter	$58.71	$50.86	$52.63
Second Quarter	$53.28	$48.98	$51.53
Third Quarter (through July 30, 2018)	$53.38	$51.23	$53.32

July 2018	Page 21

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

The Consumer Staples Select Sector SPDR® Fund – Daily Closing Prices January 1, 2008 to July 30, 2018

July 2018	Page 22

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund

We have derived all information contained herein regarding The Utilities Select Sector SPDR® Fund (the “XLU Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by, SSgA Funds Management, Inc., the investment adviser of the XLU Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLU Fund.

The XLU Fund is one of the separate investment portfolios (each, a “Select Sector SPDR Fund”) that constitute The Select Sector SPDR® Trust. Each Select Sector SPDR Fund is an “index fund” that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500® Index (“S&P 500”). The Select Sector Indices upon which the Select Sector SPDR Funds are based together comprise all of the companies in the S&P 500. The XLU Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Utilities Select Sector Index (the “target index”).

In seeking to track the performance of its target index, the XLU Fund employs a replication strategy, which means that the XLU Fund typically invests in substantially all of the securities represented in its target index in approximately the same proportions as its target index. Under normal market conditions, the XLU Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising its target index.

Its target index includes companies from the following industries: electric utilities; water utilities; multi-utilities; independent power producers & energy traders; and gas utilities. Its target index is one of the Select Sector Indices developed and maintained in accordance with the following criteria: (1) each of the component securities in a Select Sector Index is a constituent company of the S&P 500 and (2) each Select Sector Index is calculated by Standard & Poor’s using a modified “market capitalization” methodology, which means that modifications may be made to the market capitalization weights of single stock concentrations in order to conform to the requirements of the Internal Revenue Code of 1986, as amended.

As of June 30, 2018, ordinary operating expenses of the XLU Fund are expected to accrue at an annual rate of 0.13% of the XLU Fund’s average daily net asset value. Expenses of the XLU Fund reduce the net value of the assets held by the XLU Fund and, therefore, reduce the value of each share of the XLU Fund. As of June 30, 2018, the XLU Fund’s five largest company holdings include: NextEra Energy Inc. (11.56%), Duke Energy Corporation (8.14%), Southern Company (6.88%), Dominion Energy, Inc. (6.53%) and Exelon Corporation (6.04%).

In making your investment decision you should review the prospectus related to the XLU Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLU Fund Prospectus, and such information is not incorporated by reference in, and should not be considered part of, this document or any accompanying prospectus.

Shares of the XLU Fund are listed on the NYSE Arca under ticker symbol “XLU.” Information filed by The Select Sector SPDR® Trust with the SEC can be found by reference to its SEC file numbers: 333-57791 and 811-08837.

Information as of market close on July 30, 2018:

Bloomberg Ticker Symbol:	XLU	52 Week High (on November 14, 2017):	$56.87
Current Fund Price:	$52.32	52 Week Low (on February 8, 2018):	$47.56
52 Weeks Ago (on July 31, 2017):	$53.22

July 2018	Page 23

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the specified period. The closing price of the underlying fund on July 30, 2018 was $52.32 (its “hypothetical initial price”). The associated graph shows the closing prices of the underlying fund for each day from January 1, 2008 to July 30, 2018. The dotted lines represent a hypothetical downside threshold level and a hypothetical coupon barrier level of $41.86 and a hypothetical call threshold level of $52.32, which are equal to 80% and 100% of its hypothetical initial price, respectively. The actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any trading day during the term of the securities.

The Utilities Select Sector SPDR® Fund	High	Low	Period End
2014
First Quarter	$41.46	$37.27	$41.46
Second Quarter	$44.26	$41.11	$44.26
Third Quarter	$43.82	$40.17	$42.09
Fourth Quarter	$49.11	$42.27	$47.22
2015
First Quarter	$49.41	$43.11	$44.43
Second Quarter	$45.17	$41.46	$41.46
Third Quarter	$45.87	$40.96	$43.29
Fourth Quarter	$45.39	$41.79	$43.28
2016
First Quarter	$49.62	$43.03	$49.62
Second Quarter	$52.47	$46.93	$52.47
Third Quarter	$52.98	$48.46	$48.99
Fourth Quarter	$49.43	$46.00	$48.57
2017
First Quarter	$51.89	$48.04	$51.31
Second Quarter	$54.30	$51.27	$51.96
Third Quarter	$55.83	$51.42	$53.05
Fourth Quarter	$56.87	$52.14	$52.68
2018
First Quarter	$52.19	$47.56	$50.53
Second Quarter	$51.96	$48.37	$51.96
Third Quarter (through July 30, 2018)	$53.17	$51.53	$52.32

July 2018	Page 24

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund – Daily Closing Prices January 1, 2008 to July 30, 2018

This document relates only to the securities offered hereby and does not relate to the underlying funds or other securities linked to the underlying funds. We have derived all disclosures contained in this document regarding the underlying funds from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying funds.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying funds.

July 2018	Page 25

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:

The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as pre-paid derivative contracts with respect to the underlying funds. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Subject to the constructive ownership rules, discussed below, such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

July 2018	Page 26

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse) or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our counsel is of the opinion that contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any underlying fund issuer or underlying constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018.

Based on our determination that the securities are not “delta-one” with respect to any underlying fund or any U.S. underlying constituent, our counsel is of the opinion that the securities should not be delta one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the securities. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying funds, underlying constituents or your securities, and following such occurrence your securities could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying funds, underlying constituents or the securities. If you enter, or have entered, into other transactions in respect of the underlying funds, underlying constituents or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

July 2018	Page 27

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. As the treatment of the securities is unclear, it is possible that any coupon payment with respect to the securities could be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2018 as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors” beginning on page 11 of this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.25 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $0.25 reflecting a fixed structuring fee of $0.20 and a fixed sales commission of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

July 2018	Page 28

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this document.

Prohibition of Sales to EEA Retail Investors

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Contact:

Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

July 2018	Page 29

Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about February 4, 2021

$• Based on the worst performing among the shares of The Financial Select Sector SPDR® Fund, the shares of The Consumer Staples Select Sector SPDR® Fund and the shares of The Utilities Select Sector SPDR® Fund

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information about UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	6
Hypothetical Examples	7
Risk Factors	11
Information about the Underlying Equities	17
Additional Information about the Securities	27

Product Supplement

Product Supplement Summary	PS-1
Payment at Maturity for the Securities	PS-3
Risk Factors	PS-9
General Terms of the Securities	PS-28
Payment at Maturity for the Securities	PS-29
Market Disruption Events	PS-30
Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset	PS-39
Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset	PS-43
Use of Proceeds and Hedging	PS-51
Material U.S. Federal Income Tax Consequences	PS-52
Certain ERISA Considerations	PS-74
Supplemental Plan of Distribution (Conflicts of Interest)	PS-75

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$• UBS AG Contingent Income Auto-Callable Securities due on or about February 4, 2021

Preliminary Pricing Supplement dated July 31, 2018 (To Product Supplement dated March 28, 2018 and Prospectus dated April 29, 2016)

UBS Investment Bank UBS Securities LLC